SERVICE AGREEMENT

The Agreement (the “Agreement”) is made on October 30, 2017 between NutraFuels, Inc. (the “Company”) and Kenneth Duchin (the “Employee”) and made to formalize that verbal agreement between the parties of February 23, 2017.

WHEREAS, the Employee has rendered valuable services to the Company and the Company desires to hire the Employee on the terms and conditions herein.

NOW, THEREFORE, in consideration of the promises and mutual agreements herein set forth herein, the parties intending to be legally bound hereby execute this Agreement and agree as follows:

1. Term. The term (the “Term”) of employment of Employee by the Company was December 1, 2016 through December 1, 2017.

2. Services. Employee shall provide the services below to the satisfaction of the Company:

A. Clinical

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Develop clinical programs/protocols for NutraFuel products as requested by CEO.

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Prepare study protocols, conduct data analysis and clinical study reports.

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Prepare Investigator Brochures

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Identify study sites and manage the studies

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Identify pharmaceutical candidates that may be used in NutraFuels delivery systems

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Evaluate bioanalytical laboratories for NutraFuel products as needed

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Conduct literature reviews as needed

B. Business Development

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Prospect for new distribution channels for NutraFuel products in overseas markets

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Prospect for new pharmaceutical partners that might be interested in NutraFuels delivery systems

C. Manufacturing

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Assist in development of GMP practices and policies with InstantGMP program

D. Other

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Assist with obtaining Legal representation for NutraFuels regarding CBD

3. Compensation

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Company stock (100,000 shares) to start

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Cash compensation commensurate with work performed as agreed in advance in writing

Agreed and accepted.

NutraFuels, Inc.

By: /s/ Edgar Ward

    Edgar Ward, Chief Employee Officer

Employee

By: /s/ Kenneth Duchin

     Kenneth Duchin